UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2004

Date of Report (Date of earliest event reported)

BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE

TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 1.02. Termination of a Material Definitive Agreement.

     On September 16, 2004, Sears Roebuck & Company terminated its agreement to purchase Brillian’s high-definition televisions. The agreement called for pricing and minimum shipment quantities with a minimum value of approximately $6 million. The initial units were to be delivered in the third quarter of 2004. Sears terminated the agreement following Brillian’s announcement of a delay in volume shipments. As previously announced, Brillian’s shipments were delayed due to light engine production issues. Brillian did not incur any early termination penalties in connection with the Sears agreement, and Brillian does not have any other material relationship with Sears.

     A copy of the press release announcing the termination is attached as an exhibit to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated September 20, 2004, entitled “Brillian Announces Termination of Supply Agreement With Sears.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: September 20, 2004	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer